EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 30, 2014
Current Month				Rolling Performance*				Rolling Risk Metrics* (June 2009 – May 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.7%	0.9%	-5.4%	-7.1%	-8.1%	-5.8%	0.4%	-5.8%	10.4%	-28.6%	-0.5	-0.7
B**	0.7%	0.9%	-5.7%	-7.7%	-8.7%	-6.4%	-0.4%	-6.4%	10.4%	-29.9%	-0.6	-0.8
Legacy 1***	0.7%	1.1%	-4.5%	-5.1%	-6.1%	-3.9%	N/A	-3.9%	10.2%	-23.7%	-0.3	-0.5
Legacy 2***	0.7%	1.1%	-4.6%	-5.3%	-6.4%	-4.2%	N/A	-4.2%	10.1%	-24.4%	-0.4	-0.5
Global 1***	0.7%	1.1%	-4.4%	-4.7%	-5.3%	-4.7%	N/A	-4.7%	9.8%	-22.7%	-0.4	-0.6
Global 2***	0.7%	1.1%	-4.5%	-4.9%	-5.6%	-5.0%	N/A	-5.0%	9.7%	-23.8%	-0.5	-0.7
Global 3***	0.7%	1.0%	-5.2%	-6.5%	-7.2%	-6.7%	N/A	-6.7%	9.7%	-30.1%	-0.7	-0.8

S&P 500 Total Return Index****	1.2%	2.3%	5.0%	20.4%	15.1%	18.4%	7.8%	18.4%	13.4%	-16.3%	1.3	2.3
Barclays Capital U.S. Long Gov Index****	1.4%	2.9%	12.3%	3.1%	8.1%	7.6%	7.3%	7.6%	11.2%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	26%					26%
Energy	11%	Long	Crude Oil	3.5%	Long	11%	Long	Crude Oil	3.5%	Long
			Brent Crude Oil	3.4%	Long			Brent Crude Oil	3.4%	Long
Grains/Foods	8%	Long	Soybeans	2.9%	Long	8%	Long	Soybeans	2.9%	Long
			Soybean Meal	1.3%	Long			Soybean Meal	1.3%	Long
Metals	7%	Short	Gold	2.0%	Short	7%	Short	Gold	2.0%	Short
			Zinc LME	0.9%	Long			Zinc LME	0.9%	Long
FINANCIALS	74%					74%
Currencies	24%	Short $	British Pound	3.3%	Long	24%	Short $	British Pound	3.3%	Long
			Australian Dollar	2.0%	Long			Mexican Peso	2.1%	Long
Equities	24%	Long	S&P 500	4.2%	Long	24%	Long	S&P 500	4.2%	Long
			DAX Index	3.4%	Long			DAX Index	3.4%	Long
Fixed Income	26%	Long	Bunds	4.3%	Long	26%	Long	Bunds	4.2%	Long
			U.S. 10-Year Treasury Notes	3.4%	Long			U.S. 10-Year Treasury Notes	3.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices rose due to speculation producers will be unable to replenish depleted supplies to meet demand this summer.  Crude oil prices fell after the U.S. Energy Information Administration announced a larger-than-expected increase in inventories.

Grains/Foods
U.S. grains markets generally fell after U.S. Department of Agriculture reports eased recent supply concerns fostered by cold-weather related planting delays.  Forecasts for warmer and drier weather in the Midwest also supported supply forecasts.

Metals
Precious metals prices fell as tensions between Ukraine and Russia eased.  A rally by U.S. equity markets to all-time highs also moved precious metals prices lower. Copper prices declined after the estimate for the first quarter’s Gross Domestic Product in the U.S. was revised downward.

Currencies
The Australian dollar rose against counterparts after positive first-quarter capital expenditure figures indicated an encouraging outlook for Australia’s economy.  The Japanese yen rose slightly after the release of higher-than-expected inflation data, a result which supported speculation the Bank of Japan will need to reduce its economic stimulus initiatives.

Equities
Global equity markets rose as bullish economic data from the U.S. bolstered investor sentiment; better-than-expected durable goods orders data and a rise in the S&P/Case-Schiller home price index were among the main drivers behind the rally.

Fixed Income
Prices for 30-Year U.S. Treasury Bonds rose by nearly 1% due to a surge in demand for safe-haven assets which was caused by uncertainty regarding the pace of global economic growth.  German Bund markets also moved higher, as an increase in the German unemployment rate suggested further quantitative easing by the European Central Bank could be imminent.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.